January 12, 1999




Mr. Joseph P. Allwein
President and Chief Executive Officer
Dynamic Materials Corporation
551 Aspen Ridge Drive
Lafayette, CO  80026

Dear Joe,

The purpose of this letter is to confirm in writing the mutual understanding between Dynamic Materials Corporation (the "Company") and The Wallach Company, Inc. ("TWC"), whereby TWC will act as exclusive representative for the Company to render financial advisory and investment banking services to the Company in connection with the Company's review of strategic alternatives available to it, including the possible acquisition, by way of a purchase, business combination, merger or other transaction (the "Transaction") by a corporation or other business entity of all or part of the Company's stock or assets, including those assets related to the business operations of its Bonding Division ("Bonding Division").

Our arrangements with you in connection therewith shall be as follows:

1. SERVICES RENDERED: TWC will commence the following financial advisory and investment banking services as the Company may reasonably request.

     a) TWC will familiarize itself to the extent it deems reasonable with the business, operation, properties, financial condition and prospects of the Company.

     b) If appropriate and with the Company's assistance, TWC will prepare an offering memorandum or other suitable offering materials for use in informing prospective purchasers about the Company or the Bonding Division. Such offering materials will be subject to the Company's confirmation and approval prior to any distribution.

     c) Following preparation of the offering materials, TWC will advise and assist the Company in preparation of a presentation which will be given by management to selected qualified prospective purchasers of the Company or the Bonding Division.

     d) TWC shall develop a plan for marketing the Company and the Bonding Division and will identify potential qualified purchasers for the Company and the Bonding Division. TWC will contact selected potential purchasers to determine their interest in acquiring the Company or the Bonding Division and will provide such negotiating services as may be reasonably requested in connection with the Transaction. TWC will coordinate and assist in due diligence meetings with potential qualified purchasers.


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Dynamic Materials Corporation
4/12/99



     e) TWC will advise the Company or its stockholders, if requested, of the financial aspects of any proposed Transaction.

     f) TWC will work with legal counsel, as appropriate, on any letter of intent or definitive agreement and until the Transaction is completed.

     In providing these services, TWC acknowledges that the final purchase price and all other terms and conditions of a Transaction shall be subject to approval of the Board of Directors of the Company and stockholders, if required.

2. RELIANCE ON INFORMATION: The Company understands and confirms (i) that TWC will be using and relying on data, material and information about the Company and the Bonding Division furnished to TWC by the Company, its employees and representatives and (ii) that TWC does not assume responsibility for independently verifying the information. The Company hereby represents and warrants to TWC that the information furnished by the Company for the purposes contemplated by this letter will not contain any untrue statement of a material fact.

3. CONFIDENTIALITY: TWC and its employees understand the confidential nature of the Transaction and agree that any Confidential Information shall be held and treated by TWC in confidence, and from the date hereof, shall not, without the prior written consent of the Company, be disclosed or used by TWC, in whole or in part, other than as necessary to provide of services under this agreement or as required by law. For purposes of this agreement, "Confidential Information" shall mean any and all information, whether written or oral, including, without limitation, all data, reports, forecasts and records about the Company and the Bonding Division, to the extent that such information is not part of the public domain (other than through the fault of TWC), which TWC shall obtain from the Company or persons acting on its behalf.

     TWC further agrees that it will not distribute an offering memorandum to any potential purchaser without first receiving a confidentiality agreement, approved by the Company, signed by a representative of the potential purchaser.

4. TERMS OF ENGAGEMENT: TWC shall act as the exclusive representative of the Company on these matters for a period of twelve (12) months from the date of your acceptance of this letter unless extended by mutual written consent or unless earlier terminated as provided herein. In connection with this engagement, it is agreed that all contacts related to a potential Transaction received by the Company during the term of this agreement from potential purchasers of the Company or the Bonding Division or their agents shall be forwarded to TWC.

COMPENSATION FOR SERVICES: The Company will pay TWC for its services hereunder a cash fee ("Transaction Fee") based on the total consideration paid ("Purchase Price") in the event of a merger, acquisition, asset sale or similar transaction involving the Company or the Bonding Division.

        Such Transaction Fee will be the sum of:

        (i)    2.5% of the Purchase Price up to $15,000,000; plus


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        (ii)   3.25% of the Purchase Price between $15,000,001 and $20,000,000;
               plus

        (iii)  4.0% of the Purchase Price over $20,000,001.

     For purposes of this agreement, the Purchase Price shall include cash, securities, special dividends or distributions and any corporate earnouts paid to the Company, its affiliates or the Company's stockholders in connection with or in contemplation of the Transaction, plus any debt assumed by the purchaser. Corporate earnout shall be defined as any cash, securities, or other remuneration received as a result of the future performance of the Company or as a result of any noncompete or similar agreements entered into by any Stockholders as a result of the Transaction, but excluding compensation resulting from reasonable employment agreements.

     If any portion of the Purchase Price is in the form of debt securities or stock, then that amount of the Purchase Price shall be based upon the market value of the debt or equity securities. If such securities are tradable on an exchange or quoted in the over-the-counter market, the market value of such securities shall be the average closing sales prices (or, if no sales take place, the average of the closing bid and asked price) for such securities on the exchange or market providing the primary or largest market in such securities on the ten trading days prior to the day the Transaction is consummated.

     In the event that less than 100% of the Company or the Bonding Division is sold, the Transaction Fee shall be computed by (a) computing the implicit equity value of 100% ownership based on the value paid for portion acquired, (b) applying the percentage fee as stipulated above in 5(i), 5(ii) and 5(iii) to the implicit value for 100% ownership, and (c) multiplying the fee as calculated in (b) by the portion actually purchased.

     In no event shall the Transaction Fee be less than $300,000 or more than $800,000 if any proceeds are received by the Company, its affiliates or stockholders in the Transaction.

     Also, in consideration for services rendered prior to a Transaction closing, TWC shall receive a monthly retainer of $7,500 due and payable in advance on the first day of each month, beginning upon execution of this agreement. If a Transaction is completed, all funds paid pursuant to this monthly retainer to TWC by the Company shall be credited against the Transaction Fee.

     In addition, the Company will reimburse TWC monthly for reasonable out-of-pocket expenses incurred by TWC in connection with this agreement. Typically, these expenses may include printing costs of the offering memorandum, slides or other material used in the management presentations, travel, lodging, telephone and outside services, including database services, incurred by TWC. TWC shall notify the Company in the event such expenses exceed $5,000 and thereafter as reasonably requested by the Company.

5. FAIRNESS OPINION: If requested by the Company, TWC will render its opinion (the "Opinion") as to whether or not the consideration offered in a proposed Transaction is fair, from a financial point of view, to the Company or its stockholders. The Opinion will be dated as of a date reasonably proximate to the date of any definitive agreement and TWC will update such Opinion at the proximate date of the proxy statement, if one is used, and at the proximate date of the closing. It is further


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     understood that the Opinion will be prepared solely for the use of the
     Board of Directors of the Company and will not be reproduced, summarized, described or referred to or given to any other person without TWC's prior written consent, which consent shall not be unreasonably withheld. The Opinion may be included either in a proxy statement or other disclosure document to be mailed to the stockholders of the Company in connection with any Transaction, if appropriate, or if required by law on advice of the Company's counsel. In any such event, the Opinion will be reproduced in any such disclosure document in full and any description of or reference to TWC or summary of the Opinion will be in a form reasonably acceptable to TWC.

     If in the judgment of the Board of Directors of the Company, it is necessary or desirable that an additional opinion be rendered by an investment banking firm, TWC agrees to cooperate with such firm in the preparation of such opinion by making available all information generated from TWC's activities on this transaction in a timely manner.

6. PAYMENT OF CONSIDERATION: With the exception of the monthly retainer and out-of-pocket expense reimbursement described in the paragraph "Compensation for Services" above, the Transaction Fee to TWC shall be payable only if a Transaction is closed, and shall be payable in cash in full at the closing of any such Transaction, provided that any payments which are based on corporate earnouts shall be paid to TWC at the time the payments are paid. Any such amounts shall be added to any Purchase Price previously paid in applying the percentage fee structure as set forth in the paragraph "Compensation for Services" above.

7. OUTSIDE SERVICES REQUESTED BY THE COMPANY: TWC will not be responsible for any fees or commissions of any type, including financial, legal, appraisal, accounting, or other advisors, called upon, requested, or retained by the Company, its Officers or Directors. The Company agrees to pay all of its expenses in connection with any such transaction.

8. TERMINATION: TWC's engagement may be terminated by either the Company or TWC at any time upon thirty days written notice. Notwithstanding the above, termination of TWC's engagement shall not affect the indemnification of TWC provided by this agreement, the Company's obligation to reimburse TWC's reasonable out-of-pocket expenses and any monthly retainer earned, but not yet paid, through the date of termination, or the Company's obligation to TWC if the Company consummates a transaction with any party as referred to in the "Fee Due Upon Sale after Termination" below.

9. FEE DUE UPON SALE AFTER TERMINATION: After termination of TWC's engagement for any reason prior to the expiration of the term set forth in Section 4 herein, TWC and the Company will agree upon a list of parties with whom TWC has been in contact and had discussions on the Company's behalf regarding the Company or the Bonding Division. If within twelve (12) months following the termination of TWC's engagement, the Company closes a transaction regarding the Company or the Bonding Division with any party who is on the aforementioned list, TWC shall be entitled to the Transaction Fee as set forth in this agreement.


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10.  INDEMNIFICATION: Because TWC will be acting on behalf of the Company in connection with this agreement, the Company agrees to indemnify and hold TWC (used in this paragraph to include any affiliated companies and respective officers, directors, employees and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934) harmless from any and all losses, claims, damages or liabilities to which TWC may become subject in connection with this agreement and to reimburse TWC for any reasonable and necessary legal or other expenses incurred in connection with matters covered by this indemnity. The Company will not, however, be responsible for any losses, claims, damages, liabilities or expenses to the extent that they result from TWC's bad faith, intentional misconduct or negligence. In addition, TWC agrees to indemnify the Company, its officers, directors, employees and controlling persons within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 from any losses, claims, damages or liabilities that result from TWC's bad faith, intentional misconduct or negligence in connection with this agreement and to reimburse the Company for any reasonable and necessary legal or other expenses incurred in connection with matters covered by this indemnity. For purposes of this paragraph, no settlement of any threatened or pending action, suit or proceeding against an indemnified party can be made without the prior written consent of the indemnifying party.

     In the event that the foregoing indemnity is legally unavailable to TWC, the Company agrees to contribute to any losses in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by TWC and by the Company from the Transaction; provided, however, that TWC shall not be responsible for any amounts in excess of the amount of the Transaction Fees received (or anticipated to be received) by TWC.

11. USE OF INFORMATION: Except as otherwise provided by this agreement, the Company and TWC agree that neither will use the offering memorandum or supplemental information prepared by TWC for any purposes other than internal use without the consent of TWC or the Company, respectively. The Company and TWC acknowledge that all opinions, advice and materials (written or oral) given by TWC to the Company are intended solely for the benefit and use of the Company in considering the matters to which such opinions, advice and materials relate, and TWC and the Company agree that no such opinion, advice or materials shall be (i) used for any other purpose or (ii) except as otherwise provided by this agreement, reproduced, disseminated, quoted or referred to. The Company agrees that no references to TWC shall be made by the Company in public documents such as proxy statements, press releases or communications to stockholders without the prior consent of TWC, which consent shall not be unreasonably withheld.

12. MISCELLANY: The parties can modify or amend this agreement only by a writing that both parties have signed. Any dispute about the agreement (including the services or payments under it) will be brought in and resolved by a Colorado federal or state court, using Colorado law. The parties agree to the personal jurisdiction of those courts. The agreement binds and is for the benefit of any successor, assign, heir, or personal representative of the parties.

13. ANNOUNCEMENTS: It is understood that if any Transaction is completed, TWC will be entitled, at its expense, to place an announcement in such publications and mailings,


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     as TWC desires, stating that TWC has acted as financial advisor in such transaction. Any such announcement shall be subject to the Company's approval, which approval shall not be unreasonably withheld.

If the foregoing represents a correct statement of our agreement and understanding, please execute this agreement. If executed and delivered to TWC, a binding agreement shall thereupon exist.

We are enthusiastic about this project and understand the importance of the project to Dynamic Materials Corporation We are anxious to get started and look forward to working with you.

Very truly yours,
The Wallach Company, Inc.



/s/ Michael C. Franson                      /s/ Bruce L. Hoyt
---------------------------                 -----------------------------
Michael C. Franson                          Bruce L. Hoyt



THE ABOVE IS HEREBY ACKNOWLEDGED AND ACCEPTED:

DYNAMIC MATERIALS CORPORATION


By: /s/ Joseph P. Allwein                                Date: 1/12/99
    ------------------------------------                      --------
    Joseph P. Allwein, President and CEO